PRESS RELEASE

New York
March 26, 2007

PLASTINUM CORP.
STARTS TRADING AS “PLNU”;
NEW GENERATION HOLDINGS, INC.
CONTINUES TO TRADE AS SHELL COMPANY

Plastinum Corp. (OTCBB - PLNU) announced that its common stock began trading today on the Over the Counter Bulletin Board under the symbol “PLNU”. As previously announced, Plastinum, a former subsidiary of New Generation Holdings, Inc. (OTCBB - NGPX), was “spun off” by New Generation Holdings on February 20, 2007 and is now an independent entity and is not affiliated with New Generation Holdings.

New Generation Holdings also announced that its common stock will continue to trade on the Over the Counter Bulletin Board under the symbol “NGPX” as a “shell” company with no assets or business operations. Investors in New Generation Holdings should be aware that, as previously announced, New Generation Holdings has been a “shell” company since February 20, 2007.

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Certain statements in this news release, including statements that we “believe”, “expect”, “intend” or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of PLNU and NGPX, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in the Securities and Exchange Commission filings of Plastinum Corp. and New Generation Holdings, Inc. available at http://www.sec.gov.